EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of First Equity Properties, Inc. (the “Company”), on Form 10-Q for the period ended June 30, 2017, as filed with Securities Exchange Commission on the date hereof (the “Report”), Daniel J. Moos, Director, President and Treasurer of the Company, and Steven Shelley, Vice President and Secretary of the Company, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 9, 2017	By:	/s/ Daniel J. Moos
Daniel J. Moos
President and Treasurer

Date: August 9, 2017	By:	/s/ Steven Shelley
Steven Shelley Vice President and Secretary